	For:	Alamo Group Inc.

	Contact:	Robert H. George
Vice President
830-372-9621
For Immediate Release
Financial Relations Board
Marilynn Meek
212-827-3773
ALAMO GROUP ANNOUNCES RECORD 2014 FIRST QUARTER RESULTS

SEGUIN, Texas, May 6, 2014 – Alamo Group Inc. (NYSE: ALG) today reported results for the first quarter ended March 31, 2014.

Highlights for the Quarter

•	Record net income for a first quarter of $7.2 million

•	Record net sales for a first quarter of $171 million

◦	North American Industrial Division up 11.5%

◦	North American Agricultural Division up 0.4%

◦	European Division up 11.7%

Net sales for the first quarter of 2014 were $171.2 million compared to net sales of $158.4 million for the first quarter of 2013, an increase of 8%. Net income for the quarter was $7.2 million, or $0.59 per diluted share compared to net income of $6.9 million, or $0.57 per diluted share in 2013, an increase of 4%. Both net sales and net income were records for a first quarter for Alamo Group.

Sales by Division

Net sales for the Company’s North American Industrial Division were $77.3 million, an increase of 11.5% compared to net sales of $69.3 million in the first quarter of 2013. Despite a slow start in the quarter due to challenging winter conditions, the Division continued to benefit from improving demand for its infrastructure maintenance products.

Alamo’s North American Agricultural Division net sales in the first quarter of 2014 were $49.8 million compared to net sales of $49.6 million in the comparable period of 2013. The flat performance in the quarter reflects the adverse winter weather conditions and softer demand for agricultural equipment.

Alamo Group’s European Division net sales were $44.1 million in the first quarter of 2014 versus $39.5 million in the prior year’s first quarter, an increase of 11.7%. This increase is an indication of improvements in the overall European economic outlook.

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ALAMO GROUP ANNOUNCES RECORD 2014 FIRST QUARTER RESULTS

The Company also reported that the previously announced pending acquisition of the units of Specialized Industries has now satisfactorily completed the regulatory review process and is anticipated to close in early May.

Ron Robinson, Alamo Group’s President and Chief Executive Officer, commented on the first quarter results, “The first quarter of 2014 started slowly for us, particularly in North America, where severe winter weather conditions affected both our markets and our operations. However, we were pleased to see the quarter finish strong as demand for the Company’s products remains buoyant.

“This was particularly true for our North American Industrial Division which experienced over 11% growth in sales due to strong March results across all product lines. Our snow removal equipment, while currently a small part of this Division’s business, certainly benefited by the heavy snowfall this winter. With the pending completion of our proposed acquisition of the units of Specialized Industries, snow removal products will be a larger part of Alamo’s business. All of the Specialized products will be included in our Industrial Division’s results moving forward which should greatly enhance this sector of our business for the remainder of the year.

“Our North American Agricultural Division also had a good finish in the first quarter, but this was barely enough to offset the weak beginning as the agricultural market in total seems to have gotten off to a late start in 2014, again due to prolonged winter conditions. This is being further affected by projected lower farm incomes which could impact overall equipment purchases. Still, we are somewhat more optimistic in our outlook due to the strong finish in the first quarter and believe demand will further improve as farm activity increases in the second quarter.

“Our European operations showed improvement in the first quarter. While we did not have to contend with the extreme winter conditions faced in North America, our markets have been constrained by a generally weak economy and it was gratifying to see improved conditions. While we believe the recovery in Europe will be gradual, we are hopeful our operations will benefit from steadily rebounding markets. We were also pleased to have completed the acquisition in the U.K. of Kellands in April. While this is a small acquisition, it is worth noting as it broadens our agricultural product range in Europe which we believe can further benefit from access to our distribution network.

“All in all, we believe the outlook for Alamo is very positive with stable performance of our core business and the pending addition of Specialized which should materially enhance our results for the remainder of 2014 and in the years to come.”

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ALAMO GROUP ANNOUNCES RECORD 2014 FIRST QUARTER RESULTS

Earnings Conference Call

Alamo Group will host a conference call to discuss the first quarter results on Wednesday, May 7, 2014 at 4:00 p.m. Eastern (3:00 p.m. Central, 2:00 p.m. Mountain and 1:00 p.m. Pacific). Hosting the call will be members of senior management.

Individuals wishing to participate in the conference call should dial 877-941-6009 (domestic) or 480-629-9866 (internationally). For interested individuals unable to join the call, a replay will be available until Wednesday, May 14, 2014 by dialing 800-406-7325 (domestic) or 303-590-3030 (internationally), passcode 4680405.

The live broadcast of Alamo Group Inc.’s quarterly conference call will be available online at the Company's website, www.alamo-group.com (under “Investor Relations/Events & Presentations”) on Wednesday, May 7, 2014, beginning at 4:00 p.m. ET. The online replay will follow shortly after the call ends and will be archived on the Company’s website for 60 days.

About Alamo Group

Alamo Group is a leader in the design, manufacture, distribution and service of high quality equipment for infrastructure maintenance, agriculture and other applications. Our products include truck and tractor mounted mowing and other vegetation maintenance equipment, street sweepers, snow removal equipment, excavators, vacuum trucks, other industrial equipment, agricultural implements and related after-market parts and services. The Company, founded in 1969, had approximately 2,575 employees and operated eighteen plants in North America and Europe as of March 31, 2014. The corporate offices of Alamo Group Inc. are located in Seguin, Texas and the headquarters for the Company’s European operations are located in Salford Priors, England.

Forward Looking Statements

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause the Company’s actual results in future periods to differ materially from forecasted results. Among those factors which could cause actual results to differ materially are the following: market demand, competition, weather, seasonality, currency-related issues, and other risk factors listed from time to time in the Company’s SEC reports. The Company does not undertake any obligation to update the information contained herein, which speaks only as of this date.
(Tables Follow)

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Alamo Group Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)
(Unaudited)

	March 31, 2014	March 31, 2013
ASSETS
Current assets:
Cash and cash equivalents	$42,253	$33,491
Accounts receivable, net	183,361	169,678
Inventories	123,932	118,224
Other current assets	14,661	9,189
Total current assets	364,207	330,582

Property, plant and equipment	61,552	56,722

Goodwill	31,980	30,870
Intangible assets	5,500	5,500
Other non-current assets	2,204	3,566

Total assets	$465,443	$427,240

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Trade accounts payable	$66,335	$55,546
Income taxes payable	1,947	2,935
Accrued liabilities	32,473	30,941
Current maturities of long-term debt and capital lease obligations	1,139	571
Other current liabilities	—	246
Total current liabilities	101,894	90,239

Long-term debt, net of current maturities	—	10,049
Deferred pension liability	2,138	9,448
Other long-term liabilities	3,540	3,693
Deferred income taxes	1,304	2,261

Total stockholders’ equity	356,567	311,550

Total liabilities and stockholders’ equity	$465,443	$427,240

Alamo Group Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share amounts)
(Unaudited)

	First Quarter Ended
	3/31/2014	3/31/2013
North American
Industrial	$77,314	$69,334
Agricultural	49,845	49,636
European	44,091	39,459
Total Sales	171,250	158,429

Cost of sales	133,120	123,517
Gross margin	38,130	34,912
	22.3%	22.0%

Operating Expenses	27,499	25,173
Income from Operations	10,631	9,739
	6.2%	6.1%

Interest Expense	(239)	(242)
Interest Income	61	44
Other Income (Expense)	474	289

Income before income taxes	10,927	9,830
Provision for income taxes	3,689	2,880

Net Income	$7,238	$6,950

Net income per common share:

Basic	$0.60	$0.58

Diluted	$0.59	$0.57

Average common shares:
Basic	12,084	12,006

Diluted	12,270	12,158